Exhibit 99.1
For more information contact:
Jennifer Moreno
Executive Director, Investor Relations
312.573.5634
jmoreno@navigantconsulting.com
NAVIGANT CONSULTING, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS
•	2008 revenues increased 6% year over year to a record $811 million; fourth quarter 2008 revenues decreased 5% year over year to $194 million.

•	2008 earnings per share increased 26% year over year to $0.83 per share; fourth quarter 2008 earnings per share increased 77% year over year to $0.23 per share.

•	2008 EBITDA increased 17% year over year to $125 million; fourth quarter 2008 EBITDA increased 27% year over year to $33 million.

•	Debt outstanding decreased by $24 million in 2008 to $232 million (39% of capitalization).

•	Earnings per share growth targeted for 2009.
CHICAGO, February 24, 2009 — Navigant Consulting, Inc. (NYSE:NCI), a global consulting firm providing dispute, investigative, operational, risk management and financial and regulatory advisory solutions, today announced financial results for the fourth quarter and full year ended December 31, 2008.
“We are pleased with our fourth quarter and full year 2008 performance,” stated William M. Goodyear, Chairman and Chief Executive Officer. “2008 revenue and earnings were up nicely and cash flow was strong. The Company’s liquidity improved and our balance sheet strengthened in what emerged as an increasingly challenging economic environment in the second half of 2008.”
Mr. Goodyear continued, “During 2008 we had a series of important accomplishments that will serve the Company well in 2009 and beyond. We carved out ‘domain excellence’ in the exploding credit crisis litigation space. Both our Healthcare and Energy teams had record years and are positioned to benefit from the recently passed Federal stimulus packages. We successfully integrated our 2007 U.K. investments and acquired the strategically important Chicago Partners economic consulting business. Overall, these achievements helped offset softness in the parts of our business impacted by the economic slowdown.”
Fourth Quarter and Full Year 2008 Results
The Company’s fourth quarter and full year 2008 financial results are summarized as follows:

Total Company Fourth Quarter and Full Year 2008 Financial Results (1)

	Q4 2008	Q4 2007	% Change	2008	2007	% Change
Total Revenues ($000)	$194,001	$203,288	-4.6%	$810,640	$767,058	5.7%
Adjusted EBITDA ($000)	$32,571	$32,946	-1.1%	$127,649	$118,776	7.5%
EBITDA ($000)	$32,503	$25,683	26.6%	$124,976	$106,939	16.9%
Earnings Per Share	$0.23	$0.13	76.9%	$0.83	$0.66	25.8%
Adjusted Earnings Per Share	$0.24	$0.22	9.1%	$0.89	$0.80	11.3%
Average Billable FTEs	1,940	1,985	-2.3%	1,926	1,962	-1.8%
End of Period Billable FTEs	1,931	1,944	-0.7%	1,931	1,944	-0.7%
Consultant Utilization (1,850 base)	77%	78%	-1.3%	79%	77%	2.6%
Average Bill Rate (excluding success fees)	257	240	7.1%	260	236	10.2%
DSO	73	77	-5.2%	73	77	-5.2%

(1)	See the attached financial schedules for a reconciliation of Adjusted EBITDA and Adjusted Earnings per Share to the closest GAAP measure.
Navigant’s 2008 revenues increased 6% due to overall utilization and bill rate increases as well as the May 2008 acquisition of Chicago Partners. Although these positives were partially offset by currency exchange rate impacts, full year 2008 segment operating profits increased in every segment while EBITDA, operating income and net income as a percentage of revenues all increased over 2007 levels.
While fourth quarter 2008 earnings per share increased year over year, revenues decreased modestly as a result of significant adverse currency impacts, lower reimbursements, the weakening economy and the related impact on discretionary consulting spending. Fourth quarter utilization was 77%. DSO improved by four days year over year to 73 days as of December 31, 2008. Lastly, attrition declined in the fourth quarter of 2008 to 19%, down from 22% in the fourth quarter of 2007, marking the fourth consecutive quarter of improvement.
Business Segment Highlights
Fourth quarter and full year 2008 financial results for the Company’s four business segments are summarized as follows:
Business Segment Fourth Quarter and Full Year 2008 Financial Results

	Q4 2008	Q4 2007	% Change	2008	2007	% Change
Business Segment Revenues ($000)
North American Dispute and Investigative Services	$78,790	$85,620	-8.0%	$338,230	$324,734	4.2%
North American Business Consulting Services	$84,703	$98,330	-13.9%	$355,991	$379,152	-6.1%
International Consulting Operations	$15,804	$19,338	-18.3%	$79,526	$63,172	25.9%
Economics Consulting Services	$14,704	n/a	n/a	$36,893	n/a	n/a

Total Company	$194,001	$203,288	-4.6%	$810,640	$767,058	5.7%

Segment Operating Profit ($000) (2)
North American Dispute and Investigative Services	$30,106	$32,666	-7.8%	$131,440	$126,529	3.9%
North American Business Consulting Services	$31,695	$33,030	-4.0%	$127,065	$123,764	2.7%
International Consulting Operations	$3,562	$5,878	-39.4%	$23,251	$22,160	4.9%
Economics Consulting Services	$5,219	n/a	n/a	$14,121	n/a	n/a

Total Company	$70,582	$71,574	-1.4%	$295,877	$272,453	8.6%

(2)	For further detail see the Q4 2008 Metrics Datasheet posted at www.navigantconsulting.com/investor_relations.

2

Demand in the Company’s North American Disputes and Investigative Services segment remained active throughout 2008, driven by traditional commercial litigation, white collar defense matters, anti money laundering investigations and, increasingly, financial litigation. Fourth quarter 2008 client engagement decisions were impacted by uncertainties in the legal, economic and regulatory environment. The segment’s Construction team performed very well during the fourth quarter 2008, reflecting demand for the Company’s dispute resolution and project risk management services. The environment for these services remains attractive as owners and contractors are under increasing pressure to manage their risks in a challenging global economy. We expect that the infrastructure development and modernization plans in the new stimulus package will create business opportunities in 2009 and beyond.
Within Navigant’s North American Business Consulting Services segment, operating profit improved 3% year over year but declined 4% in the fourth quarter of 2008 from the prior year due primarily to weakening discretionary spending in the financial services industry. The firm’s Healthcare team led the segment’s performance for the year and had a strong fourth quarter. While Navigant’s Healthcare provider clients are generally facing the same capital market and economic challenges impacting other sectors, demand for skills in mergers, performance improvement and physician integrations have been driving needs for Navigant’s expertise. The Corporate Finance team had an active year and fourth quarter 2008 with its Financial Institutions Restructuring Solutions Team (FIRST) being engaged on a number of hedge fund assignments which are expected to continue into 2009 as the credit market disruption continues. Lastly, the segment’s Energy group was also a strong performer throughout the year as well as in the fourth quarter.
The Company’s International Consulting Operations segment results were impacted significantly by a steep decline in sterling exchange rates. Additionally, as the financial and credit issues facing the U.S. economy continued to expand, Navigant’s European teams servicing the financial services market faced the same pressures and opportunities as the North American teams. Looking forward to 2009, it is expected that opportunities in the public sector and global disputes market will drive performance within the segment.
Navigant’s Economics Consulting Services segment (Chicago Partners) performed very well during its eight month tenure with the firm in 2008. The group posted solid results in the fourth quarter of 2008 and continued to lead company utilization figures with a 98% average for the period. The need for Navigant’s economic consulting services has been driven by increasing demand in the structured finance space and ongoing needs for commercial antitrust work. Additionally, requests for Navigant’s services on litigation stemming from terminated mergers and acquisitions have recently been growing.
A Company metrics summary including data by segment is available at www.navigantconsulting.com/investor_relations.
Board Renews Share Repurchase Authority
Navigant Consulting’s Board of Directors authorized the repurchase of up to $100 million of common stock over the next three years in open market or private transactions. Authority to repurchase up to $300 million of common stock was granted by the Board in April of 2007 and expired December 31, 2008. Under that authority, $219 million of common stock was repurchased in fiscal year 2007.
Mr. Goodyear commented, “We believe it is prudent to have the Board’s authority in place to repurchase shares given today’s economic climate and amidst ever changing market conditions. Any decision to repurchase shares will be based on factors such as the then current market conditions, investment opportunities, our liquidity position and cash flow outlook.”

3

2009 Outlook
“We are well positioned as we head into the unchartered waters of 2009,” stated Mr. Goodyear. “However, our practices are not immune to the severe challenges of the global marketplace and consequently management is taking a cautious approach to 2009 until there is stabilization in the capital markets and the economy.”
The Company is also undertaking several cost control or reduction initiatives designed to protect profitability given the uncertain economy. Actions will include selective staffing reductions, holding base salaries constant and tighter control over discretionary spending. “With our cost reduction actions underway and with expected modest revenue growth, we believe we can grow earnings per share in 2009,” said Mr. Goodyear.
Fourth Quarter and Full Year 2008 Earnings Conference Call
William Goodyear will host a conference call to discuss the Company’s financial results at 10:00 a.m. Eastern Time on Tuesday, February 24, 2009. The web cast may be accessed at www.navigantconsulting.com/investor_relations. A replay of the web cast will be available for approximately 90 days.
About Navigant Consulting
Navigant Consulting, Inc. (NYSE: NCI) is a global consulting firm providing dispute, investigative, operational, risk management and financial and regulatory advisory solutions to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. “Navigant” is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI’s use of “Navigant” is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.
Except as set forth below, statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: the success of the Company’s organizational changes; risks inherent in international operations including foreign currency fluctuations; ability to make acquisitions; pace, timing and integration of acquisitions; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC under the “Risk Factors” sections and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements after the date of this press release.
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4

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the quarter ended December 31,		For the year ended December 31,
	2008	2007	2008	2007

Revenues before reimbursements	$174,475	$179,693	$727,062	$681,238
Reimbursements	19,526	23,595	83,578	85,820

Total revenues	194,001	203,288	810,640	767,058

Cost of services before reimbursable expenses	107,027	109,544	444,035	421,032
Reimbursable expenses	19,526	23,595	83,578	85,820

Cost of services	126,553	133,139	527,613	506,852
General and administrative expenses	34,877	37,203	155,378	141,430
Depreciation	4,426	4,274	17,302	16,179
Amortization	3,607	4,696	16,386	17,494
Other operating costs
Separation and Severance costs	—	2,663	—	7,288
Office consolidation	561	4,600	5,207	6,750
Gain on sale of property	—	—	—	(2,201)

Operating income	23,977	16,713	88,754	73,266
Interest expense, net	4,451	5,741	18,964	14,771
Other income	(92)	7	(62)	(43)

Income before income tax expense	19,618	10,965	69,852	58,538
Income tax expense	8,289	4,989	29,795	25,142

Net income	$11,329	$5,976	$40,057	$33,396

Net income per basic share	$0.24	$0.13	$0.86	$0.67
Net income per diluted share	$0.23	$0.13	$0.83	$0.66

Shares used in computing net income per basic share	47,084	45,810	46,601	49,511
Shares used in computing net income per diluted share	49,145	46,533	48,285	50,757

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the quarter ended December 31, 2008				For the quarter ended December 31, 2007
	Adjusted	Adjustments		Reported	Adjusted	Adjustments		Reported

Revenues before reimbursements	$174,475			$174,475	$179,693			$179,693
Reimbursements	19,526			19,526	23,595			23,595

Total revenues	194,001	—		194,001	203,288	—		203,288

Cost of services before reimbursable expenses	107,027			107,027	109,544			109,544
Reimbursable expenses	19,526			19,526	23,595			23,595

Cost of services	126,553	—		126,553	133,139	—		133,139
General and administrative expenses	34,877			34,877	37,203			37,203
Depreciation	4,426			4,426	4,274			4,274
Amortization	3,607			3,607	4,696			4,696
Other operating costs
Separation and Severance costs					—	2,663		2,663
Office consolidation	—	561		561	—	4,600		4,600

Operating income	24,538	(561)		23,977	23,976	(7,263)		16,713
Interest expense, net	4,451			4,451	5,741			5,741
Other income	(92)			(92)	7			7

Income before income tax expense	20,179	(561)		19,618	18,228	(7,263)		10,965
Income tax expense	8,515	(226)		8,289	7,918	(2,929)		4,989

Net income	$11,664	($335)		$11,329	$10,310	($4,334)		$5,976

Net income per diluted share (EPS)	$0.24			$0.23	$0.22			$0.13

Shares used in computing net income per diluted share	49,145			49,145	46,533			46,533

Percentage of revenues before reimbursements :
Cost of services before reimbursable expenses	61%			61%	61%			61%
Reimbursable expenses	11%			11%	13%			13%
General and administrative expenses	20%			20%	21%			21%

EBITDA (3)	19%			19%	18%			14%
Operating income	14%			14%	13%			9%
Net income	7%			6%	6%			3%

EBITDA (3) reconciliation:
EBITDA (3)	$32,571	($68)		$32,503	$32,946	($7,263	)(2)	$25,683
Depreciation	4,426			4,426	4,274			4,274
Accelerated Depreciation — Office consolidation	—	(493)		493
Amortization	3,607			3,607	4,696			4,696

Operating income	$24,538	($561	)(1)	$23,977	$23,976	($7,263)		$16,713

(1)	During the fourth quarter of 2008, the Company recorded $0.6 million for office consolidation costs including accelerated depreciation on certain leasehold improvements associated with real estate rationalization.

(2)	During the fourth quarter of 2007, the Company recorded $2.7 million associated with workforce reduction initiatives and $4.6 million associated with real estate rationalization, including lease termination costs and write downs of leasehold improvements.

(3)	EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the twelve months				For the twelve months
	ended December 31, 2008				ended December 31, 2007
	Adjusted	Adjustments		Reported	Adjusted	Adjustments		Reported

Revenues before reimbursements	$727,062			$727,062	$681,238			$681,238
Reimbursements	83,578			83,578	85,820			85,820

Total revenues	810,640			810,640	767,058			767,058

Cost of services before reimbursable expenses	444,035			444,035	421,032			421,032
Reimbursable expenses	83,578			83,578	85,820			85,820

Cost of services	527,613			527,613	506,852			506,852
General and administrative expenses	155,378			155,378	141,430			141,430
Depreciation	17,302			17,302	16,179			16,179
Amortization	16,386			16,386	17,494			17,494
Other operating costs
Separation and Severance costs	—			—	—	7,288		7,288
Office consolidation	—	5,207		5,207	—	6,750		6,750
Gain on sale of property	—			—	—	(2,201)		(2,201)

Operating income	93,961	(5,207)		88,754	85,103	(11,837)		73,266
Interest expense, net	18,964			18,964	14,771			14,771
Other income	(62)			(62)	(43)			(43)

Income before income tax expense	75,059	(5,207)		69,852	70,375	(11,837)		58,538
Income tax expense	31,895	(2,100)		29,795	29,916	(4,774)		25,142

Net income	$43,164	($3,107)		$40,057	$40,459	($7,063)		$33,396

Net income per diluted share (EPS)	$0.89			$0.83	$0.80			$0.66

Shares used in computing net income per diluted share	48,285			48,285	50,757			50,757

Percentage of revenues before reimbursements :
Cost of services before reimbursable expenses	61%			61%	62%			62%
Reimbursable expenses	11%			11%	13%			13%
General and administrative expenses	21%			21%	21%			21%

EBITDA (3)	18%			17%	17%			16%
Operating income	13%			12%	12%			11%
Net income	6%			6%	6%			5%

EBITDA (3) reconciliation:
EBITDA (3)	$127,649	($2,673	)(1)	$124,976	$118,776	($11,837	)(2)	$106,939
Depreciation	17,302			17,302	16,179			16,179
Accelerated Depreciation — Office consolidation	—	(2,534	)(1)	2,534	—			—
Amortization	16,386			16,386	17,494			17,494

Operating income	$93,961	($5,207)		$88,754	$85,103	($11,837)		$73,266

(1)	During the year ended 2008, the Company recorded office consolidation costs of $5.2 million associated with real estate rationalization, including lease termination costs and accelerated depreciation on certain leasehold improvements.

(2)	During the year ended 2007, the Company recorded $7.3 million of costs associated with workforce reduction initiatives and $6.8 million associated with real estate rationalization, including lease termination costs and write downs of leasehold improvements and recorded a gain of $2.2 million associated with the sale of property.

(3)	EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
(In thousands, except DSO data)
(Unaudited)

	December 31,	September 30,	December 31,
	2008	2008	2007

Assets
Cash and cash equivalents	$23,134	$10,530	$11,656
Trade accounts receivable, net	170,464	197,877	189,616
Prepaid and other assets	34,949	39,549	27,287

Total current assets	228,547	247,956	228,559

Property and equipment, net	45,151	45,391	54,687
Goodwill and intangible assets, net	501,166	521,261	488,523
Other non-current assets, net	17,529	19,444	6,928

Total Assets	$792,393	$834,052	$778,697

Liabilities and Stockholders’ Equity
Bank debt	$2,250	$2,250	$2,250
Other current liabilities	128,309	131,252	124,269
Long term debt	230,229	270,729	254,366
Other liabilities	65,847	59,681	55,059
Stockholders’ equity	365,758	370,140	342,753

Total Liabilities and stockholders’ equity	$792,393	$834,052	$778,697

Selected Data

Days sales outstanding, net (DSO) [1]	73	84	77

1)	Net of deferred revenue.

NAVIGANT CONSULTING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Dollars in 000s (except per share amounts)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2008	2007	2008	2007

Cash flows from operating activities:
Net income	$11,329	$5,976	$40,057	$33,396
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	4,426	4,274	17,302	16,179
Depreciation expense — office consolidation	493	—	2,534	—
Amortization expense	3,607	4,696	16,386	17,494
Stock-based compensation expense	2,207	2,032	11,839	15,410
Deferred income taxes	1,369	(3,026)	(4,461)	(982)
Gain on sale of property	—	—	—	(2,201)
Allowance for doubtful accounts recevable	3,091	1,437	20,292	9,518
Other, net	565	426	996	1,728
Changes in assets and liabilities	26,063	34,009	(13,242)	1,301

Net cash provided by operating activities	53,150	49,824	91,703	91,843

Cash flows from investing activities:
Purchases of property and equipment	(2,343)	(5,432)	(7,398)	(24,080)
Proceeds from sale of property	—	60	—	4,088
Acquisitions of businesses	(4,222)	—	(54,222)	(65,250)
Payments of acquisition liabilities	—	(53)	(3,154)	(4,518)
Other, net	(2)	(1,766)	(865)	(3,682)

Net cash used in investing activities	(6,567)	(7,191)	(65,639)	(93,442)

Cash flows from financing activities:
Issuances of common stock	1,352	717	6,650	7,512
Repurchase of common stock/treasury stock	—	—	—	(218,429)
Payments of notes payable	(1,000)	(1,011)	(5,976)	(6,978)
Proceeds from (Payments of) term loan	(563)	(562)	(2,250)	223,875
Payment of borrowings from bank, net	(32,451)	(51,281)	(11,456)	(4,525)
Other, net	(46)	(223)	(283)	(179)

Net cash provided by (used in) provided by financing activities	(32,708)	(52,360)	(13,315)	1,276

Effect of exchange rate changes on cash	(1,271)	234	(1,271)	234

Net increase (decrease) in cash and cash equivalents	12,604	(9,493)	11,478	(89)
Cash and cash equivalents at beginning of the period	10,530	21,149	11,656	11,745

Cash and cash equivalents at end of the period	$23,134	$11,656	$23,134	$11,656